Exhibit 99.1

501 Elliott Ave. W. #400 Seattle, WA 98119	T 206.282.7100 F 206.284.6206

FDA Accepts to File Cell Therapeutic’s New Drug Application for Pixantrone

FDA opts for standard review – Cell Therapeutics to discuss merits for priority review – final decision due September 4th

SEATTLE, August 24, 2009—Cell Therapeutics, Inc. (CTI) (NASDAQ and MTA: CTIC) announced today that the U.S. Food and Drug Administration (FDA) has accepted and has filed for review the Company’s New Drug Application (NDA) for pixantrone as treatment for relapsed or refractory aggressive non-Hodgkin’s lymphoma (NHL). A Prescription Drug User Fee Act (PDUFA) date will be established by the FDA regarding the review of the pixantrone NDA by September 4th 2009.

“The FDA’s acceptance to file our pixantrone NDA represents a significant milestone for CTI and for patients with relapsed and refractory aggressive NHL. We look forward to working with the FDA and their final decision on our request for priority review,” noted James Bianco, M.D., Chief Executive Officer of CTI.

About Pixantrone

Pixantrone (BBR 2778), is a novel topoisomerase II inhibitor with an aza-anthracenedione molecular structure that differentiates it from currently marketed anthracyclines and other related chemotherapy agents. Anthracyclines are the cornerstone therapeutic for the treatment of lymphoma, leukemia, and breast cancer. Although anthracyclines are sufficiently effective to be used as first-line (initial) treatment, anthracyclines cause cumulative heart damage that may result in congestive heart failure many years later. As a result, there is a lifetime limit of anthracycline doses and most patients who previously have been treated with an anthracycline are not able to receive further anthracycline treatment if the patient’s disease returns. Pixantrone also can be administered through a peripheral vein rather than a central implanted catheter as required for other drugs in this class. The FDA is required to set an action date for review of an application 74 days after the initial submission of the NDA. CTI expects to receive the action date for this drug candidate from the FDA and a final decision on review status on September 4th, 2009.

About Cell Therapeutics, Inc.

Headquartered in Seattle, CTI is a biopharmaceutical company committed to developing an integrated portfolio of oncology products aimed at making cancer more treatable. For additional information, please visit www.CellTherapeutics.com.

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This press release includes forward-looking statements that involve a number of risks and uncertainties, the outcome of which could materially and/or adversely affect actual future results and the trading price of our securities. Specifically, the risks and uncertainties that could affect the development of pixantrone include risks associated with preclinical and clinical developments in the biopharmaceutical industry in general, and with pixantrone in particular, including, without limitation, the potential failure of pixantrone to prove safe and effective (including the failure to achieve the overall response rate, complete remissions and progression-free survival and the possibility of significant grade 3/4 adverse events, including cardiac disorders) for the treatment of relapsed or refractory aggressive NHL as determined by the FDA, the potential that the FDA does not accept to file the NDA for pixantrone, the potential that the FDA does not grant priority review status for pixantrone, the possibility that a decision by the FDA is not rendered by September 4, 2009, and the possibility that the FDA does not approve the NDA for pixantrone and/or requires additional clinical trials to be completed with respect to pixantrone, CTI’s ability to continue to raise capital as needed to fund its operations, competitive factors, technological developments, costs of developing, producing and selling pixantrone, and the risk factors listed or described from time to time in CTI’s filings with the Securities and Exchange Commission including, without limitation, CTI’s most recent filings on Forms 10-K, 10-Q and 8-K. Except as may be required by law, CTI does not intend to update or alter its forward-looking statements whether as a result of new information, future events, or otherwise.

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Media Contact:

Dan Eramian

T: 206.272.4343

C: 206.854.1200

E: deramian@ctiseattle.com

www.CellTherapeutics.com/media.htm

Investors Contact:

Ed Bell

T: 206.282.7100

Lindsey Jesch

T: 206.272.4347

F: 206.272.4434

E: invest@ctiseattle.com

www.CellTherapeutics.com/investors

Medical Information Contact:

T: 800.715.0944

E: info@askarm.com